                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement  [_] Confidential, for use of
                                      the Commission only (per Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-ll(c) or Rule 14a-12

                               AGRIBIOTECH, INC.
                (Name of Registrant as Specified In Its Charter)

                               AGRIBIOTECH, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated, and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-ll(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: $______________

     (2) Form, Schedule or Registration Statement No.: _________________

     (3) Filing Party: _________________

     (4) Date Filed: __________________

                               AGRIBIOTECH, INC.
                          2700 Sunset Rd., Suite C-25
                            Las Vegas, Nevada 89120
                     -------------------------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON FEBRUARY 24, 1997
                     -------------------------------------

To the Stockholders of AgriBioTech, Inc.:

     You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of AgriBioTech, Inc. (the "Company"), which will be held at 10:00 a.m. (local time) on February 24, 1997, at the Company's executive offices at 2700 Sunset Rd., Suite C-25, Las Vegas, Nevada 89120, to consider and act upon the following matters:

(1) The election of a Board of Directors consisting of five (5) persons to hold office for a one-year term and until their successors are duly elected and qualified.

(2) The ratification of amendments to the Company's 1994 Employee Stock Option Plan (i) increasing the number of options authorized for grant under the plan from 600,000 to 1,600,000 and (ii) increasing the maximum number of options that may be awarded to any person under such plan during any two-year period to 300,000.

(3) The adoption of an amendment to the Company's Articles of Incorporation increasing the number of authorized shares of Common Stock of the Company from 30,000,000 to 50,000,000.

(4) The ratification of the appointment of KPMG Peat Marwick LLP as the Company's auditors for the year ending June 30, 1997.

(5) The transaction of such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Only stockholders of record at the close of business on December 31, 1996 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, AND RETURN IT WITHOUT DELAY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. YOUR PROXY IS REVOCABLE AND WILL NOT BE USED IF YOU ARE PRESENT AND PREFER TO VOTE IN PERSON OR IF YOU REVOKE THE PROXY.

Date:  January __, 1997             By Order of the Board of Directors,

                                    JOHN C. FRANCIS, SECRETARY

                                                                PRELIMINARY COPY
                               AGRIBIOTECH, INC.
                          2700 Sunset Rd., Suite C-25
                            Las Vegas, Nevada 89120
                     -------------------------------------
                          PRELIMINARY PROXY STATEMENT
                     -------------------------------------

     These proxy materials are being furnished to holders of common stock, $.001 par value ("Common Stock") of AgriBioTech, Inc., a Nevada corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders of the Company and for any adjournment or adjournments thereof (the "Annual Meeting"), to be held at 10:00 a.m. (local time) on February 24, 1997, at the principal executive offices of the Company, located at 2700 Sunset Rd., Suite C-25, Las Vegas, Nevada 89120, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. A form of proxy (the "Proxy") for the Annual Meeting, on which you may indicate your votes as to each of the proposals described in this Proxy Statement, is enclosed.

     All Proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted in accordance with the stockholder's instructions contained in such Proxy. In the absence of contrary instructions, shares represented by such Proxy will be voted FOR the election of the nominees for Director as set forth herein and FOR the adoption of each of Proposals 2 through 4 herein, as applicable.

     The affirmative vote by holders of a majority of the Common Stock represented at the Annual Meeting is required for the adoption of each of Proposals 2, 3 and 4.

     The vote of the plurality of the votes cast at the Annual Meeting will decide the election of directors. Shares represented by Proxies which are marked "ABSTAIN" as to any Proposal, and Proxies which are marked to deny authority on all other matters will not be included in the vote totals and therefore will be counted in determining the existence of a quorum but will have no effect on the voting. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in the vote totals, except that they will be voted "FOR" election of the nominees and "FOR" the ratification of appointment of the auditors.

     On December 31, 1996 (the "Record Date"), there were [15,000,000] shares of Common Stock outstanding. In addition, there were [1,500] shares of Series B Convertible Preferred Stock outstanding and [7,000] shares of Series C Convertible Preferred Stock outstanding. Only holders of Common Stock as of the Record Date will be entitled to vote at the Annual Meeting.

     The Board of Directors does not anticipate that the director nominees will be unavailable for election and does not know of any other matters that may be brought before the Annual Meeting. In the event that any other matter shall come before the Annual Meeting or the nominees are not available for election, the persons named in the enclosed Proxy will have discretionary authority to vote all Proxies not specifying to the contrary with respect to such matter in accordance with their best judgment.

     A stockholder may revoke his Proxy at any time before it is exercised by filing a notice of revocation with the Secretary of the Company at its principal executive offices, by filing a duly executed Proxy bearing a later date, or by appearing in person at the Annual Meeting and expressing a desire to vote his shares in person.

     A list of stockholders entitled to vote at the Annual Meeting will be open to examination by any stockholder, for any purpose germane to the meeting, at the executive offices of the Company, 2700 Sunset Rd., Suite C-25, Las

Vegas, Nevada 89120, during ordinary business hours for ten days prior to the Annual Meeting. Such list will also be available during the Annual Meeting.

     This Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders, the Proxy, the 1996 Annual Report to Stockholders including financial statements and the Quarterly Report on Form 10-QSB for September 30, 1996 are expected to be mailed commencing on or about January _____, 1997 to stockholders of record on December 31, 1996.

                               VOTING SECURITIES

     December 31, 1996 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof. As of that date, the Company had [15,000,000] shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote with respect to each matter set forth in the Notice of Meeting.

     The following table sets forth information as of December 31, 1996, based on information obtained from the persons named below, with respect to the beneficial ownership of shares of Common Stock by (i) each person known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock, (ii) each Director, (iii) all Executive Officers named under the heading "Executive Compensation" and (iv) all Executive Officers and Directors as a group, the number of shares, warrants and options known to the Company to be held by each as of the date of this Proxy Statement; and the percentage of outstanding shares of Common Stock to be beneficially owned by each:

                                     No. of Shares            Percentage of
                                    of Common Stock         Shares of Common
Name and Address                 Beneficially Owned(1)       Stock Owned(2)
----------------                 ---------------------      ----------------

Johnny R. Thomas (3)                  3,556,497 (4)                21%

Scott J. Loomis                       1,803,060 (5)                11%
5840 N. Genematas
Tucson, AZ  85704

John C. Francis (3)                   2,118,655 (6)                13%

Henry A. Ingalls (3)                  1,250,000 (7)                 8%

Kathleen L. Gillespie (3)             1,050,000 (8)                 7%

Kent Schulze                             10,000 (9)                 *
2621 Irving Avenue, South
Minneapolis, MN  55408

Byron D. Ford                            45,000 (10)                *
975 North 2nd Avenue
St. Charles, IL  60174

Liviakis Financial                       762,500(11)                5%
Communications, Inc.
2118 P. Street, Suite C
Sacramento, CA  95816

All officers and directors            9,833,212 (12)               44%
as a group  (7 persons)

----------------------
*    Less than 1% of the issued and outstanding Common Stock

(1) Unless otherwise noted, the Company believes that all persons named in the table have sole investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person with 60 days form the date hereof upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by assuming that the warrants and/or options that are held by such person (but not those held by any other person) and which are exercisable within 60 days form the date hereof, have been exercised.

(2) Based on [15,000,000] shares of Common Stock issued and outstanding but does not give effect to the exercise of outstanding warrants or options or the conversion of outstanding Preferred Stock, except with regard to individuals in accordance with note (1) above.

(3) This person's address is c/o the Company, 2700 Sunset Road, Suite C-25, Las Vegas, Nevada 89120.

(4) Includes 1,000,000 shares underlying options currently exercisable (900,000 for cash only), 567,395 currently exercisable Class B Warrants, 300,000 currently exercisable Class C Warrants and 567,395 issuable Class C Warrants (each Class B Warrant is exercisable for one share of Common Stock and one Class C Warrant). Does not include 10,000 currently exercisable Class B Warrants and 10,000 issuable Class C Warrants and 150,000 Stock Options held by Manzano Limited Partnership, a family limited partnership established for Dr. Thomas' estate planning purposes of which Dr. Thomas is a partner, with respect to all of which securities he disclaims beneficial ownership.

(5)  Includes 1,000,000 shares underlying options currently exercisable
     (900,000 for cash only), and 281,020 currently exercisable Class B Warrants and 281,020 issuable Class C Warrants. Also includes 2,500 shares held in trust for Mr. Loomis' minor children.

(6) Includes 1,000,000 shares underlying options currently exercisable (900,000 for cash only), 314,420 currently exercisable Class B Warrants, 150,000 currently exercisable Class C Warrants and 314,420 issuable Class C Warrants. Excludes shares and warrants held in trust for Mr. Francis' wife and children over which shares Mr. Francis exercises no control and disclaims beneficial ownership.

(7) Includes 1,250,000 shares underlying options currently exercisable (1,000,000 for cash only).

(8) Includes 1,050,000 shares underlying options currently exercisable (600,000 for cash only). Excludes 200,000 shares underlying options not currently exercisable.

(9) Includes 10,000 shares underlying options currently exercisable. Excludes 10,000 shares underlying options not currently exercisable.

(10) Includes 45,000 shares underlying vested stock options. Excludes 225,000 shares underlying unvested stock options.

(11) Excludes 112,500 shares underlying options which are not currently exercisable.

(12) Includes the shares underlying warrants and options included for Messrs. Thomas, Loomis, Francis, Ingalls, Schulze and Ford and Ms. Gillespie listed above.


                      PROPOSAL 1 -- ELECTION OF DIRECTORS

    The five (5) nominees of management for election as Directors of the Company at the Annual Meeting are currently serving as Directors of the Company. If elected, a Director of the Company will hold office until the next Annual Meeting of Stockholders and until his successor is duly elected and qualified or until his death, resignation or removal. It is intended that the accompanying form of Proxy will be voted FOR the election as Directors of the nominees named below, unless the Proxy contains contrary instructions.

          Management has no reason to believe that the nominees will not be candidates or will be unable to serve. However, in the event that any nominee should become unable or unwilling to serve as a Director, the Proxy will be voted for the election of the remainder of those named, and for such substitute person as shall be designated by the Directors.

    The following table sets forth information concerning nominees for Director of the Company:

Name                                  Age   Positions
----                                  ---   ---------

Johnny R. Thomas                       55   President, Chief Executive
 Officer and Director

Scott J. Loomis                        48   Vice President and Director

John C. Francis                        47   Vice President, Secretary
                                            and Director

Kent Schulze                           52   Director

Byron D. Ford                          53   Vice President, Corporate Development &
                                            Strategic Planning and Director

BIOGRAPHICAL INFORMATION

     Johnny R. Thomas has served as President of the Company since April 1, 1994, a director of the Company since September 30, 1993, and also the President and a director of AgriBioTech, Inc., a Nevada corporation ("ABT"), from its inception in 1983 until June 30, 1992. From October 1993 until June 1994, when the Company merged with and into ABT (the "June 1994 Reorganization"), Dr. Thomas was a director of ABT. He was President, Chairman of the Board and Chief Executive Officer of FiberChem, Inc. ("FCI") from its inception in December 1986 until March 31, 1994. Dr. Thomas received his Ph.D. degree in genetics/plant breeding from Oregon State University in 1966.

     Scott J. Loomis has served as Vice President of the Company since April 1, 1994; was President, Secretary and a director of the Company from September 30, 1993 until March 31, 1994; a director of ABT since February 1988 and President from June 1992, until the June 1994 Reorganization. He has served as Chairman of the Board of FCI since August 1995, served as President from April 1994 until August 1995 and has been a director of FCI since June 1989. He has been a director of FCI Environmental, Inc. ("FCI Environmental") since January 1990. Mr. Loomis has been a licensed attorney in the State of Arizona since 1974.

     John C. Francis has served as Vice President, Secretary and a director of the Company since April 1, 1994. From April 1, 1994 until April 1996, he also served as Chief Financial Officer of the Company. He was Vice President, Secretary/Treasurer and a director of ABT from 1983 to June 1992. Mr. Francis served as Vice President, Chief Financial Officer and a Director of FCI from its inception in December 1986 until March 31, 1994. Mr. Francis also served as a Director of FCI Environmental from January 1990 until March 31, 1994 and from September 1, 1993 to December 31, 1993 served as Director of Marketing of FCI Environmental.

     Kent Schulze was appointed as a director of the Company on May 8, 1996. Mr. Schulze is the President of Access Technology, Inc., which he co-founded in April 1996. From 1990 to April 1996, Mr. Schulze was President and Chief Executive Officer of Northrup King Company, a subsidiary of Sandoz Corp., the world's second largest seed company. From 1986 to 1990, Mr. Schulze was President and Chief Operating Officer of DeKalb-Pfizer Genetics, where he was responsible for that company's seed operations worldwide.

     Byron D. Ford becomes the Company's Vice President, Corporate Development & Strategic Planning on January 15, 1997. He was appointed as a director of the Company on May 8, 1996, and he will resign as a director as soon as the Corporation engages a new independent director. Mr. Ford has been the Chairman of the Board and Chief Executive Officer of Walsh & Associates Ltd., a registered investment adviser, since August 1995. From 1990 to September 1994, Mr. Ford was the Vice President, Marketing & Operations of DeKalb Genetics Corp., where he was responsible for the North American seed business. Prior to that, Mr. Ford was a Senior Operating Executive and Marketing Vice President for EcoLab, Inc., an industrial services company, where he was responsible for the consumer packaged goods division.

CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS

     The Board of Directors held 4 meetings during Fiscal 1996 and conducted other business by unanimous written consent. Each Director attended at least 75% of the total number of Board meetings and at least 75% of the meetings of the committees on which he served.

     The Company has two standing committees of the Board of Directors, the Compensation and Audit Committees, which each consist of Messrs. Kent Schulze and Byron Ford. These committees were not formed until May 1996, upon Messrs. Schultze and Ford joining the Board of Directors. Neither committee met during Fiscal 1996, however, each committee conferred by telephone. In December 1996, Mr. Ford agreed to become an employee of the Company, effective January 15, 1997, and assume the title of Vice President, Corporate Development & Strategic Planning. The Company intends to engage a new independent director as soon as possible, and Mr. Ford will then resign from the Board of Directors.

     Among the duties of the Compensation Committee are the making of recommendations to the Board of remuneration for officers and key employees of the Company, the determination of the number and issuance of stock options and the review of any compensation and incentive programs for executive officers, consultants and others. There are no Compensation Committee or Board of Directors interlock relationships with respect to the Company.

     The duties of the Audit Committee include recommending the independent public accountants to serve as the Company's auditors, reviewing and considering the actions of management in matters relating to audit functions, reviewing with such accountants the scope and results of their audit engagement, reviewing the financial statements and information included in the Company's filings with the Securities and Exchange Commission, reviewing the Company's system of internal controls and procedures and reviewing the effectiveness of procedures intended to prevent violations of laws and regulations.

     EXECUTIVE OFFICERS

     The names and business backgrounds of Executive Officers of the Company who are not Directors of the Company are:

                                             Positions with                           Year First
Name                                   Age   the Company                              Became Officer
----                                   ---   -----------                              ---------------

Henry A. Ingalls                        50   Vice President, Chief                           1996
                                             Financial Officer and Treasurer

Kathleen L. Gillespie                   43   Vice President, Seed                            1994
                                             Operations and Acquisitions

Byron D. Ford                           53   Vice President, Corporate                       1997*
                                             Development & Strategic Planning
-----------------

*Mr. Ford has become an officer of the Company as of January 15, 1997, and he will resign from the Board of Directors as soon as a new outside director is engaged by the Company.

     Henry A. Ingalls has served as Vice President, Treasurer and Chief Financial Officer of the Company since April 3, 1996. Until April 1, 1996, Mr. Ingalls worked for the Company's auditors, the accounting firm of KPMG Peat Marwick LLP, beginning in 1969, and he was elected to the partnership in 1978. Mr. Ingalls has extensive experience in public company auditing and public offerings.

     Kathleen L. Gillespie has served as Vice President of Seed Operations and Acquisitions since November 29, 1994. Prior thereto, Ms. Gillespie gained 19 years of seed experience at all levels of production, marketing, procurement, acquisitions, operations and management. From 1977, until joining the Company, Ms. Gillespie was employed by Agway, where during her tenure as Director of the Seed Division, sales increased from $20 million per year to $80 million prior to a divestiture. Ms. Gillespie was instrumental in Agway's acquiring four wholly-owned subsidiaries. She selected and introduced over 100 proprietary seed varieties and hybrids during her last 12 years with Agway.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16 of the Securities Exchange Act of 1934, the Company's executive officers, Directors and persons who own more than ten percent of the Company's Common Stock, are required to file certain reports, within specified time periods, indicating their holdings of and transactions in the Common Stock and derivative securities. Based solely on a review of such reports provided to the Company and written representations from certain reporting persons that no Form 5's were required for those persons, the Company is not aware of any failures to file reports or report transactions in a timely manner during the fiscal year ended June 30, 1996, except that Kathleen Gillespie filed one late report concerning one transaction, Johnny Thomas and John Francis each filed one report late concerning one transaction and Mr. Loomis filed two late reports, each of which concerned one transaction.

EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION TABLE

     The following table sets forth all compensation awarded to, earned by, or paid for all services rendered to the Company during the fiscal year ended June 30, 1996 ("Fiscal 1996"), the Nine-Month Period ended June 30, 1995 ("Fiscal 1995") and the fiscal year ended September 30, 1994 ("Fiscal 1994"), by those persons who served as Chief Executive Officer during Fiscal 1996 and any Named Executive Officers who received compensation in excess of $100,000 during such years.

                               Annual Compensation                                     Long-Term Compensation
                          ------------------------------                               ----------------------
                                                                    Other Annual
     Name and                        Salary        Bonus            Compensation           Shares Underlying
Principal Position        Year         ($)          ($)                ($)(1)                 Options (#)
------------------        ----     ----------     -------           ------------           -----------------

Johnny R. Thomas          1996     $84,000(2)       -0-                  -0-                  1,000,000(2)
President and CEO         1995     $63,000(2)       -0-                  -0-                      -0-
                          1994     $42,000(2)       -0-                  -0-                      -0-

------------------
(1) The above compensation figures do not include the cost to the Company of benefits, including premiums for life and health insurance and any other personal benefits provided by the Company to such persons in connection with the Company's business, which were in any event below reportable thresholds.

(2) Dr. Thomas became Chief Executive Officer of the Company on April 1, 1994. He is being compensated at the rate of $84,000 per annum, as described under "Employment Agreements" below. He also received options to purchase up to 1,000,000 shares of Common Stock. Such options vest over a ten-year period, except that they may be exercised immediately for cash. See "Option Grants" table below.

     DIRECTORS FEES

     Officer-directors currently receive no compensation for serving on the Board of Directors other than reimbursements of reasonable expenses incurred in attending meetings. Outside directors receive $9,000 per year for attending meetings on up to six different days, $1,500 for additional days and reimbursement of expenses. Each outside director also received options to purchase 20,000 shares of Common Stock upon joining the Board, 10,000 of which vested immediately, and 10,000 of which vest after a year of service.

     EMPLOYMENT AGREEMENTS

     Scott J. Loomis was compensated by the Company as a consultant from July 1992 at the rate of $5,000 per month, which was increased to $7,000 per month on February 1, 1994, when he entered into an employment agreement with the Company as President. Mr. Loomis became Vice President on April 1, 1994. The employment agreement is terminable by the Company without cause on ten days' prior notice. During the term of his agreement, and for a period of two years following termination of employment, Mr. Loomis is prohibited from engaging in activities which are competitive with those of the Company and its affiliated corporations within the United States and from disclosing confidential information of the Company. Mr. Loomis has also received certain stock options. See "Currently Outstanding Options" below.

     On March 10, 1994, the Company entered into an employment agreement with Johnny Thomas, as President, commencing on April 1, 1994. The agreement contains substantially the same terms as Mr. Loomis' above-described agreement. Dr. Thomas has also received certain stock options. See "Currently Outstanding Options" below.

     As of April 1, 1994, the Company entered into an employment agreement with John C. Francis. The agreement contains substantially the same terms as Mr. Loomis' above-described agreement. Mr. Francis has also received certain stock options. See "Currently Outstanding Options" below.

     On November 29, 1994, the Company entered into an employment agreement, as amended, with Kathleen L. Gillespie. The agreement contains substantially the same terms as Mr. Loomis' above described agreement. Ms. Gillespie has also received certain stock options. See "Currently Outstanding Options" below.

     On February 13, 1996, the Company entered into an employment agreement with Henry A. Ingalls. The agreement's term runs from April 3, 1996 for four years. Mr. Ingalls' compensation rate begins at $170,000 per annum plus a minimum bonus of $30,000 per year. The compensation is subject to annual escalations at the greater of 5% or the general inflation rate. The Agreement contains a covenant by Mr. Ingalls not to compete against the Company, effective during the term and for a two-year period thereafter. Upon termination without cause, Mr. Ingalls would be entitled to two years' compensation. After a change of control of the Company, in certain circumstances, Mr. Ingalls would be entitled to three years' compensation. Mr. Ingalls has also received certain stock options. See "Currently Outstanding Options" below.

     On December 9, 1996, the Company entered into an employment agreement with Byron D. Ford. The agreement's term runs from January 15, 1997 for four years. Mr. Ford's annualized compensation rate is $90,000 through June 30, 1997, $170,000 from July 1, 1997 through June 30, 1998 plus a minimum of $30,000 in bonus and/or perquisites and as determined by the Compensation Committee for periods after June 30, 1998. The Agreement contains a covenant by Mr. Ford not to compete against the Company, effective during the term and for a two-year period thereafter. Upon termination without cause, Mr. Ford would be entitled to one years' compensation. After a change of control of the Company, in certain circumstances, Mr. Ford would be entitled to two years' compensation. Mr. Ford has also received certain stock options. See "Currently Outstanding Options" below.

     OPTION GRANTS IN LAST FISCAL YEAR

     The table below includes the number of stock options granted to the executive officers named in the Summary Compensation Table during Fiscal 1996 and exercise information.

                                      Individual Grants
                                      -----------------

                           Number of         Percent of Total
                           Securities        Options Granted
Name of                   Underlying           to Employees      Exercise Price    Expiration
Individual              Options Granted       in Fiscal Year        ($/Share)         Date
----------              ---------------      -----------------   ---------------   ----------

Johnny R. Thomas           1,000,000               17.5%              $3.00         3/10/2006

     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

     The table below includes information regarding the value realized on option exercises and the market value of unexercised options held by the executive officers named in the Summary Compensation Table during Fiscal 1996.

                                                                                               Value of Unexercised
                                                                Number of Unexercised          In-The-Money Options
                      Shares Acquired                           Options at FY-End (#)               at FY-End ($)
Name                  on Exercise (#)    Value Realized ($)   Exercisable/Unexercisable      Exercisable/Unexercisable
----                  ----------------   ------------------   -------------------------      -------------------------

Johnny R. Thomas             --                 --                   1,000,000/0*                $1,062,500/0*(1)

____________________
*900,000 of these options are currently exercisable only for cash.

(1) Based on the closing bid price of the Company's Common Stock on June 30, 1996 of $4.06. Based on the closing bid price on December 31, 1996 of $______, the unexercised options would have had no value.

     STOCK BONUS PLAN

     The Company adopted an Employee Stock Bonus Plan (the "Bonus Plan") effective May 24, 1994 providing for the issuance of up to 40,000 shares of Common Stock per year to any employee, consultant, officer or director, up to an aggregate of 400,000 shares for the entire Bonus Plan. Pursuant to the Bonus Plan, employees of the Company are eligible to receive a stock bonus at the discretion of the managing committee based on length of service and contribution or potential value to the Company. As of the date hereof, no bonus shares have been issued to employees of the Company.

     RETIREMENT PLAN

     The Company has a defined contribution plan the "401(k) Plan" which covers all employees. Eligible employees may contribute up to 30 percent of their annual compensation, not to exceed the statutory maximum. The Company may make discretionary contributions. Participants are immediately vested in their contribution and vest 20 percent per year in the Company's contributions for each year of service after the first year. The Company made no contributions to the 401(k) Plan in Fiscal 1996 or 1995.

     CURRENTLY OUTSTANDING OPTIONS

     In addition to the 551,500 options previously granted under the Company's 1994 Employee Stock Option Plan (the "1994 Option Plan") and 360,680 additional options granted under the 1994 Option Plan to non-officer employees subject to stockholder ratification of the increase in the size of the 1994 Option Plan, as of December 31, 1996, officers of the Company held options to purchase an aggregate of 5,200,000 shares of Common Stock outside of the 1994 Option Plan, exercisable for up to ten years ending in 2006, at prices ranging from $2.00 to $3.50 per share. Such executives' options vest over five to ten-year periods, but all are immediately exercisable for cash. Of these options, Messrs. Thomas, Francis and Loomis have each been granted ten-year options to purchase up to 1,000,000 shares of Common Stock at $3.00 per share, Ms. Gillespie has been granted ten-year options to purchase up to an aggregate of 950,000 shares of Common Stock at $2.00 per share, and Mr. Ingalls has been granted ten-year options to purchase up to 1,250,000 shares of Common Stock at $2.12 per share. In addition, Mr. Ford has been granted five-year options to purchase up to 250,000 shares of Common Stock at prices ranging from $2.25 to $3.50. If Proposal 2 is approved by the stockholders, Mr. Ford's options will be granted under the 1994 Option Plan. If it is not approved, they will be deemed granted outside of the 1994 Option Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On June 17, 1992 FiberChem, Inc. ("FCI") signed an agreement to sell ABT to Johnny R. Thomas, then FCI's President and ABT's Vice President (25% interest); John C. Francis, then FCI's Vice President and now the Company's Vice President and Secretary (25% interest); Scott J. Loomis, then a Director of FCI and ABT's President (25% interest); and Reesor G. Woodling, then a Director of ABT (25% interest) (the "Purchasers"). The Purchasers agreed to purchase all of the issued and outstanding shares of Common Stock of ABT, which were all owned by FCI. The net purchase price of $425,559 was payable in four equal installments of principal plus interest at a rate of 8% per annum, commencing July 1, 1993 and annually thereafter until paid in full. On July 1, 1992, the Purchasers and ABT entered into an agreement whereby ABT agreed to assume the Purchasers' obligation to FCI with respect to the note payable. However, the Purchasers remained primarily liable for this debt until it was fully paid in July 1996. During Fiscal 1995 and 1996, the Company paid FCI $106,390 plus interest in each year.

     In connection with the Company's December 1993 Private Placement, Dr. Thomas purchased 75,000 Units for cash consideration of $150,000; Mr. Loomis purchased 30,333 Units for cash consideration of $20,000 and $40,666 of accrued compensation and disbursements, and Agri Research and Development, Inc., an entity controlled by Mr. Loomis, purchased 10,630 Units in exchange for $21,260 of accrued obligations of the Company; Dr. Thomas and Messrs. Francis, Loomis and Reesor Woodling, then a director of ABT, subscribed for 11,250, 11,250, 10,000 and 10,000 Units, respectively, in exchange for promissory notes for $22,500, $22,500, $20,000 and $20,000 which Dr. Thomas, Mr. Francis and Mr.
Loomis, respectively, agreed to allow the Company to deduct through monthly payments from salary and/or directors' compensation. As part of the foregoing private placement, as of March 31, 1994, Dr. Thomas and Messrs. Loomis, Francis and Woodling, as standby purchasers, irrevocably subscribed for 106,509, 106,509, 107,760, and 107,759 additional Units, respectively, in exchange for negotiable promissory notes in the amounts of $213,018, $213,018, $215,520 and $215,518, respectively, all of which notes were paid for with cash during Fiscal 1995.

     On March 14, 1995, Dr. Thomas and Mr. Francis guaranteed payment of certain promissory notes to the Company in the amounts of $2,561,193 and $413,307, respectively, for the exercise of Class A Warrants by unaffiliated third parties. The notes were subsequently satisfied in full, and neither Dr. Thomas nor Mr. Francis received any benefit or suffered any loss with respect to this transaction.

     On March 20, 1995, Dr. Thomas and Mr. Francis guaranteed payment of certain promissory notes to the Company in the amounts of $900,000 each, for the exercise of Class B Warrants by unaffiliated third parties. The notes were subsequently satisfied in full, and neither Dr. Thomas nor Mr. Francis received any benefit or suffered any loss with respect to this transaction.

     On November 21, 1995, Mr. Francis exercised 151,250 Class A warrants as a standby purchaser and gave a promissory note to the Company for the exercise price of $468,875 or $3.10 per share. The promissory notes were subsequently satisfied through Mr. Francis' transfer of an aggregate of 172,055 shares in connection with the Company's purchase of two companies during Fiscal 1996. Because of the change in market price between the date of exercise of the warrants and the dates of transfer of the Common Stock, Mr. Francis transferred 20,805 shares more than he received upon exercise and sustained a loss of approximately $40,000, based on the market price of the Common Stock on the date of the last transfer.

            THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" ALL THE NOMINEES LISTED IN THE FOREGOING PROPOSAL 1


           PROPOSAL 2 - AMENDMENTS TO 1994 EMPLOYEE STOCK OPTION PLAN

     In April 1994, the Company adopted and in 1994 the Company's stockholders ratified the adoption of the 1994 Option Plan. At the Annual Meeting, Stockholders will be asked to ratify amendments to the Company's 1994 Option Plan (i) to increase the number of shares available to be granted thereunder from 600,000 to 1,600,000 and (ii) to increase the maximum number of options that may be awarded to any person under the 1994 Option Plan during any two-year period to 300,000.

     The 1994 Option Plan provides for the grant of options to qualified employees (including officers) and directors of the Company, employees of Company subsidiaries, independent contractors, consultants and other individuals. The Company currently employs approximately 220 persons and has 2 outside directors. The closing price of the Common Stock on December 31, 1996 was $ ____.

INCREASE IN SIZE OF 1994 OPTION PLAN

     The 1994 Option Plan initially provided for the issuance of options to purchase an aggregate of 600,000 shares of Common Stock, which the Board of Directors increased to 1,600,000 options subject to stockholder approval. Since the 1994 Option Plan's adoption, options have been granted under such plan to nearly all of the Company's employees at prices ranging from $2.00 to $4.06 per share, including 300,000 options to Mr. Gillespie and 270,000 options to Mr. Ford, each a Vice President of the Company, and 20,000 to Mr. Schulze, an independent director of the Company. The Board of Directors approved the proposed increase in the 1994 Option Plan in order to make the necessary options, as described above in "Currently Outstanding Options," available for grant. The fast-paced growth of the Company has been accompanied by substantial increases in the number of employees of the Company and its subsidiaries, and therefore the Company needs amend the 1994 Option Plan to have additional options available as a broad-based compensation strategy to induce employees, directors and consultants with incentives to exert their best efforts on the Company's behalf and to provide them an identification with stockholders' interests. The Board of Directors believes that options granted under the 1994 Option Plan will maintain and strengthen the desire of employees, directors and consultants to remain with the Company and its subsidiaries and also will help attract other qualified personnel to become employed by or otherwise become associated with the Company.

     Options granted under the 1994 Option Plan to purchase shares of Common Stock in excess of the 600,000 already approved, prior to the approval of the amendment by the Company's stockholders, are conditioned upon approval of the 1994 Option Plan by such stockholders on or before June 17, 1997. If such approval is not obtained by such date, such additional Options shall be deemed to have been granted outside the 1994 Option Plan.

NEW PLAN BENEFITS

     The following table sets forth certain information, as of December 31, 1996, concerning outstanding options granted pursuant to the 1994 Option Plan to
(i) each executive officer named in the Summary Compensation Table (see

"Executive Compensation"); (ii) all current executive officers as a group; (iii) all other employees, including all current officers who are not executive officers, as a group; and (iv) all non-employee Directors, as a group.

Name and Position                          Dollar Value       Shares (#)
-----------------                          ------------     --------------

Johnny R. Thomas                               $0                 -0-
 President, Chief Executive Officer
 and Director

All executive officers as a group              $___           570,000(1)

All Non-officer Directors as a group           $0(2)           20,000(3)

All other employees as a group                 $0(2)          572,180(4)

---------------

(1) Includes 300,000 incentive stock options, to the extent permitted under the Internal Revenue Code of 1986, as amended and 270,000 non-qualified stock options.

(2)  These options are out-of-the-money.

(3)  Non-qualified stock options.

(4) 372,180 of these are incentive stock options and 200,000 are non-qualified stock options.

INCREASE IN SHARE LIMITATION

     Pursuant to the 1994 Option Plan, the maximum number of shares that may be
granted to any person in any two-year period was 200,000.   However, the Company
granted 300,000 Options under the 1994 Option Plan to Ms. Gillespie in December 1995, which Options vest over a five-year period. On December 9, 1996, the Board of Directors realized this discrepancy and voted, subject to stockholder approval, to amend the 1994 Option Plan, retroactive to December 20, 1995, to permit the grant of not more than 300,000 Options to a person in any two-year period. In addition, on December 9, 1996, the Company entered into an employment agreement with Mr. Ford, as described above, pursuant to which he receives 250,000 Options (in addition to his previously-granted 20,000), vesting over a five-year period. Pursuant to certain tax provisions, described below, it could be advantageous to the Company, in the case of executive officers named in the Summary Compensation Table, to limit the number of Options granted to such persons to performance-based compensation. There is no assurance that the 300,000 Option limit would be deemed to qualify for such favorable tax treatment in the event that such an executive officer received compensation exceeding the $1,000,000 threshold in a tax year, as calculated pursuant to such tax provisions. In the event that the stockholders do not approve this Proposal 2, 100,000 of Ms. Gillespie's Options (in addition to her other options outside of such plan) will be deemed to have been granted outside of the 1994 Option Plan, and Mr. Ford's 250,000 new Options shall be deemed to have been granted outside of the 1994 Option Plan.

ADDITIONAL AMENDMENT

     The Board of Directors has also amended the 1994 Option Plan to take advantage of recent changes in the law that permit the transferability of NQSOs and SARs granted in tandem with NQSO's at the discretion of the Committee. Stockholder approval is not required, however, with respect to this amendment.

SUMMARY OF 1994 OPTION PLAN

     The following discussion, which summarizes certain provisions of the 1994 Option Plan, is qualified in its entirety by reference to the text of the 1994 Option Plan. Copies of the 1994 Option Plan are available for examination at the Securities and Exchange Commission and at the principal executive offices of the Company at 2700 Sunset Road, Suite C-25, Las Vegas, Nevada 89120.

Eligibility for Participation
-----------------------------

     Under the 1994 Option Plan, incentive stock options ("ISOs'") as defined in
Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), or ISOs in tandem with Stock Appreciation Rights ("SARs") which are subject to the requirements set forth in Temp. Reg. Section 14a.422A-1, A-39 (a)-(e), may be granted, from time to time, to officers and other employees of the Company and its subsidiaries. Non-Qualified Stock Options ("NQSOs"), not intended to qualify under Section 422(b) of the Code, may also be granted under the 1994 Option Plan to employees, officers and directors of the Company and its subsidiaries, as well as independent contractors, consultants and other individuals who are not employees of, but are involved in the continuing development of the Company's business ("Participants").

Administration
--------------

     The 1994 Option Plan is to be administered by the Board of Directors or by the Compensation Committee of the Board of Directors (referred to below as the "Committee"), which may not contain fewer than two non-employee directors (as defined in Rule 16b-3 promulgated under Section 16 of the Exchange Act) and currently consists of Kent Schulze and Byron Ford. The Committee has the authority, in its discretion, to determine the persons to whom options shall be granted, the character of such options, the manner of exercising and making payment for shares of Common Stock and the number of shares of Common Stock to be subject to each option. It is the intention of the Company that the 1994 Option Plan shall comply in all respects with Rule 16b-3. Compliance with Rule 16b-3 generally allows a Section 16(b) Participant to avoid the effect of the "short-swing" profit rules of Section 16(b) with respect to the exercise and sale of the shares underlying the Options.

Terms of Options
----------------

     The terms of Options granted are to be determined by the Committee.
Options must be granted within ten years from the date the 1994 Option Plan was adopted. Each Option is to be evidenced by a stock option agreement between the Company and the Participant, and is subject to the following additional terms and conditions:

     (a)  Exercise of the Option. The Committee shall determine the time periods
          ----------------------
during which Options may be exercised. Options will be exercisable in whole or in part at any time prior to expiration, but may not expire later than ten years from the date of grant. If an ISO or an SAR granted in tandem with an ISO is granted to an individual who, immediately before the grant owns directly, or through attribution, more than 10% of the total combined voting power of all classes of capital stock of the Company or a subsidiary or parent of the Company, such ISO or SAR granted in tandem with an ISO shall not be exercisable after the expiration of five years from the date of grant. An Option is exercised by the Participant's giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price to the Company in cash or certified check, or, at the discretion of the Committee, by delivery of shares of Common Stock having a fair market value equal to the option price or the delivery of a promissory note or by a combination of the above forms of payment. The ability to pay the option exercise price in shares of Common Stock may enable a Participant to engage in a series of successive stock-for-stock exercises of an Option and thereby fully exercise an Option with little or no cash investment.

     (b)  Option Price. The option price of an NQSO or an SAR in tandem with an
          ------------
NQSO granted pursuant to the 1994 Option Plan is determined by the Committee in its sole discretion. In no event may the option price of an ISO be less than the fair market value on the date of grant. The fair market value of an ISO shall be determined by the Committee and, if the shares of Common Stock are listed on a national securities exchange or traded in the over-the-counter market, the fair market value shall be the closing price on such exchange, or the mean of the reported bid and asked prices of the Common Stock in the over-the-counter market as reported by NASDAQ, the OTC Bulletin Board or the National Quotation Bureau, Incorporated, as the case may be, on such date. ISOs or SARs granted in tandem with ISOs to holders of more than 10% of the Company's Common Stock are subject to the additional restriction that the option price must be at least 110% of the fair market value of the Company's Common Stock on the date of grant.

     (c)  Vesting.  The Committee will determine the time or times the Options
          -------
become exercisable. The 1994 Option Plan provides, however, that with respect to holders of more than 10% of the Common Stock, such Options must become fully exercisable initially not later than five years from the date of grant, and no less than 20% of the shares subject to an Option must become exercisable in each of the first five years of the Option until fully exercisable.

     (d)  Termination of Employment, Death, Disability.  Except as provided in
          --------------------------------------------
the 1994 Option Plan, upon termination of employment with the Company for any reason, a Participant may exercise its ISOs at any time within three months after the date of such termination. Other Options are not extinguished by termination without cause. Any Options granted under the 1994 Option Plan shall immediately terminate in the event the Participant is terminated for cause by the Company or any of its subsidiaries.

     If the holder of an Option dies while employed by the Company or a subsidiary or parent corporation of the Company or within three (3) months after the termination of such holder's employment, such Option may be exercised by a legatee or legatees of such holder under such individual's last will or by such individual's personal representatives within one year after death, in the case of ISOs, or through the end of the term otherwise.

     If the holder of an Option becomes disabled within the definition of
Section 22(e)(3) of the Code while employed by the Company or a subsidiary or parent corporation of the Company, such Option may be exercised at any time within one year after termination of such holder's employment due to the disability.

     No Option may in any event be exercised after the original expiration date of the Option.

     (e)  Nontransferability of ISOs.  ISOs and SARS granted in tandem with ISOs
          --------------------------
shall be nontransferable and non-assignable except by will or the laws of intestacy, and any ISO or SAR in tandem with an ISO is exercisable during the lifetime of the Participant only by the Participant, or in the event of his or her death, by a person who acquires the right to exercise the Option by bequest or inheritance or by reason of the death of the Participant; and other Options shall be transferable at the discretion of the Committee.

     (f)  Maximum Number of ISOs or SARs in Tandem with ISOs Which May Be
          ---------------------------------------------------------------
Issued.  A maximum aggregate fair market value of $100,000, determined as of the
------
time any ISO or SAR in tandem with an ISO is granted and in the manner provided in the 1994 Option Plan, may not be exceeded for any Participant as the maximum aggregate value of (A) the Common Stock with respect to which ISOs and/or SARs in tandem with ISOs granted under the 1994 Option Plan are exercisable for the first time during any calendar year, together with (B) the Common Stock with respect to which ISOs and/or SARs in tandem with ISOs granted under ISOs qualifying as such in accordance with Section 422 of the Code were granted under any other incentive stock option plan maintained by the Company or its parent or subsidiary corporations. Any options granted in excess of this limit shall be deemed to be NQSO's under the 1994 Option Plan.

     An option agreement issued under the 1994 Option Plan may contain such other terms, provisions and conditions not inconsistent therewith as may be determined by the Committee.

TERMINATION, MODIFICATION AND AMENDMENT

     The 1994 Option Plan shall terminate ten years from the date of its adoption by the Board of Directors. No Options will be granted after termination of the 1994 Option Plan.

     The Board of Directors of the Company may terminate the 1994 Option Plan at any time prior to its expiration date or make such modifications or amendments thereto from time to time as the Committee may deem advisable. The Committee may not, however, without the approval of a majority of the then outstanding shares of the Company entitled to vote thereon, except under conditions described under "Adjustments Upon Changes in Capitalization," increase the maximum number of shares as to which Options may be granted under the 1994 Option Plan or materially change the standards of eligibility thereunder.

     No termination, modification or amendment to the 1994 Option Plan may adversely affect the terms of any outstanding Options without the consent of the holders thereof.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     In the event that the number of outstanding shares of Common Stock is changed by reason of recapitalization, reclassification, stock split, stock dividend, combination, exchange of shares, or the like, the Committee will make an appropriate adjustment in the aggregate number of shares of Common Stock available and reserved for issuance upon the exercise of then outstanding Options and in the exercise prices of such Options. Any adjustment in the number of shares will apply proportionately only to the unexercised portion of Options granted under the 1994 Option Plan. Fractions of shares resulting from any such adjustment shall be further adjusted to the next higher whole number of shares.

     In the event of the dissolution or liquidation of substantially all of the assets of the Company, all outstanding Options will automatically terminate, unless otherwise provided by the Committee.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is only a summary of the principal Federal income tax consequences of the grant and exercise of Options and is based on existing Federal law, which is subject to change, in some cases retroactively. This discussion is also qualified by the particular circumstances of each Participant which may substantially alter or modify the Federal income tax consequences herein discussed.

     Generally, under current law, when an Option qualifies as an ISO under
Section 422 of the Code, (i) an employee will not realize taxable income either upon the grant or the exercise of the Option, (ii) the amount by which the fair market value of the shares acquired upon exercise of the Option at the time of exercise exceeds the option price is included in determining a Participant's alternative minimum tax, (iii) any gain or loss (the difference between the net proceeds received upon the disposition of the shares and the Option Price paid therefor), upon a qualifying disposition of the shares acquired by exercise of an Option will be treated as a capital gain or loss if the shares qualify as a capital asset in the hands of the Participant, and (iv) no deduction will be allowed to the Company for Federal income tax purposes in connection with the grant or exercise of an ISO or a qualifying disposition of shares. A disposition by an employee of shares acquired upon exercise of an ISO will constitute a qualifying disposition if the disposition occurs more than two years after the grant of the Option and more than one year after the issuance of the shares to the employee. If such shares are disposed of by the employee before the expiration of those time limits, the transfer would be a "disqualifying disposition" and the employee will typically recognize ordinary income (and the Company will receive an equivalent deduction) equal to the lesser of (i) the aggregate fair market value of the shares as of the date of exercise less the Option Price, and (ii) the amount realized on the disqualifying disposition less the Option Price. Ordinary income from a disqualifying disposition will also constitute compensation for which withholding may be required under Federal and state law. The maximum Federal tax rate on ordinary income is greater than the Federal tax rate for long-term capital gains. Proposals have been made to decrease the marginal tax rate further on certain types of capital gains. No assurance can be given as to when, if ever, new Federal tax legislation will be enacted into law, or as to the effective date of any such legislation.

     In the case of an NQSO granted under the 1994 Option Plan, generally no income is recognized by the Participant at the time of the grant of the Option assuming such NQSO does not have a readily ascertainable fair market value. The Participant generally will recognize ordinary income upon exercise of an NQSO equal to the aggregate fair market value of the shares acquired less the Option Price. Withholding may be required, and the Company will receive an equivalent deduction, subject to the provisions of Section 162(m) of the Code relating to excessive employee remuneration. Section 162(m) disallows a deduction for an employer with respect to remuneration paid in any taxable year to an executive officer named in the Summary Compensation Table in excess of $1,000,000. For purposes of determining remuneration paid, the excess of the fair market value of the Common Stock received upon exercise of an NQSO over the exercise price is considered remuneration paid in the year of exercise unless the income is considered performance-based compensation as defined in (S)162(m) and the tax regulations.

     Shares acquired upon exercise of an NQSO will have a tax basis equal to their fair market value on the exercise date or other relevant date on which ordinary income is recognized and the holding period for the shares generally will begin on the date of exercise or such other relevant date. Upon subsequent disposition of the shares, a Participant will recognize capital gain or loss if the shares constitute a capital asset in the Participant's hands. Provided the shares are held by the Participant for more than one year prior to disposition, such gain or loss will be recognized as long-term capital gain or loss. As set forth above, the maximum federal tax rate on ordinary income is currently greater than the maximum federal tax rate on long-term capital gains. To the extent a Participant recognizes a capital loss, such loss generally may offset capital gains and up to $3,000 of ordinary income. Any excess capital loss may be carried forward indefinitely.

     The grant of an SAR is generally not a taxable event for an optionee. Upon the exercise of an SAR, however, the Optionee will recognize ordinary income in an amount equal to the amount of cash and the fair market value of any Common Stock received upon such exercise, and the Company will be entitled to a deduction equal in amount.

     The foregoing discussion is only a brief summary of the applicable Federal income tax laws as in effect on this date and should not be relied upon as being a complete treatment thereof. The Federal tax laws are complex, and they are subject to legislative changes and new or revised judicial and administrative interpretations at any time. In addition to the Federal income tax consequences described herein, a Participant may also be subject to state and/or local income tax consequences in the jurisdiction in which the Participant works and/or resides.

     The Board of Directors deems it to be in the best interests of the Company that the amendments be approved in order to give the Committee greater flexibility in awarding Participants Options affording them a stock interest with the opportunity to grow with the Company. The Board recommends a vote in favor of approval of the amendments to the 1994 Option Plan.

     The affirmative vote of the majority of shares represented and entitled to vote at the Annual Meeting is required to ratify the amendments to the 1994 Option Plan, except as described on page 1 above.

 THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF
             THE AMENDMENTS TO THE 1994 OPTION PLAN - PROPOSAL 2.


           PROPOSAL 3  -- RATIFICATION OF AMENDMENT TO THE COMPANY'S
                 ARTICLES OF INCORPORATION  THEREBY INCREASING
                THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
                         FROM 30,000,000 TO 50,000,000.

     At the Annual Meeting, Stockholders will be asked to ratify an amendment to the Company's Articles of Incorporation (the "Articles") proposed by resolution of the Board of Directors which would increase the number of authorized shares of Common Stock from 30,000,000 to 50,000,000.

     The Company's authorized capital stock currently consists of 30,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. As of the Record Date, [15,000,000] shares of Common Stock were outstanding, 600,000 shares were issuable under the 1994 Option Plan, an additional 1,000,000 shares will be issuable under the 1994 Option Plan, assuming the approval of Proposal 2, 5,579,252 shares were issuable upon exercise of options granted outside of the Option Plan, 1,616,000 shares were issuable upon exercise of Class B Warrants, 2,500,000 shares were issuable upon exercise of Class C Warrants (including 1,616,000 Class C Warrants issuable upon exercise of Class B Warrants), 185,625 shares were issuable upon the exercise of other warrants, [1,000,000] shares were issuable upon exercise of Series B Convertible Preferred Stock, [4,500,000] shares were issuable upon exercise of Series C Convertible Preferred Stock and 400,000 shares were issuable under the Company's Employee Stock Bonus Plan. The number of shares of Common Stock issuable upon conversion of the Series B and Series C Preferred Stock is variable based on the market price of the Common Stock at the date of conversion. The conversion rights, redemption provisions and other terms of the Preferred Stock are stated in the Certificate of Designation for each series, which can be obtained from the Company or as described below. See "Available Information." Accordingly, as of the Record Date, if all outstanding options and warrants were exercised and Preferred Stock were converted, [32,380,877] shares of Common Stock would be outstanding. The Common Stock has no preemptive or other subscription rights.

     The additional shares of Common Stock proposed to be authorized would be available and provide to the Board of Directors flexibility to meet future capital requirements, including but not limited to, providing for the full exercise of Series B and Series C Convertible Preferred Stock which is convertible at a discount to the market price of Common Stock, to take advantage of propitious market conditions, for issuance in connection with financing and acquisition opportunities and for stock dividends or splits should the Board decide that it would be desirable, in light of market conditions then prevailing, to broaden the public ownership of, and to enhance the market for, the Common Stock. Additional shares would also be available for issuance for these and other purposes, which include employee benefit programs, at the discretion of the Board of Directors of the Company, without the delays and expenses ordinarily attendant upon obtaining further stockholder approval. To the extent required by Nevada law, stockholder approval will be solicited in the event shares of stock are to be issued in connection with a merger, but, in general, the additional authorized shares may be issued by the Board of Directors without stockholder approval. The issuance of such shares would dilute the voting power and, in many cases, the liquidation value of the outstanding shares. The Board of Directors has no present plans to authorize a stock split or to enter into any acquisition agreement or any other transaction involving the issuance of Common Stock.

     The affirmative vote of the majority of shares represented and entitled to vote at the Annual Meeting is required to ratify the amendment to the Articles, except as described on page 1 above.

     The proposed Amendment to the Articles is as follows:

     "FOURTH: (a) The Corporation is authorized to issue sixty million (60,000,000) shares, consisting of fifty million (50,000,000) shares of common stock, $.001 par value ("Common Stock"), and ten million (10,000,000) shares of preferred stock, $.001 par value ("Preferred Stock").

     (b) . . . ."

 THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" ADOPTION OF THE AMENDMENT TO THE ARTICLES INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON
                              STOCK - PROPOSAL 3.

                PROPOSAL 4 -- RATIFICATION OF THE APPOINTMENT OF
                 KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS

     KPMG Peat Marwick LLP has been selected by the Company's Board of Directors as the Company's independent auditors for the year ending June 30, 1997. KPMG Peat Marwick LLP has been the Company's independent auditors since 1986. It is expected that a representative of KPMG Peat Marwick LLP will attend the Annual Meeting. The representative will have an opportunity to make a statement if he or she so desires to do so and will be available to respond to appropriate questions. Proxies are being solicited by management in favor of ratifying the appointment of KPMG Peat Marwick LLP.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFYING
             THE APPOINTMENT OF KPMG PEAT MARWICK LLP - PROPOSAL 4


OTHER MATTERS

     The Board of Directors is not aware of any business to be presented at the Annual Meeting except the matters set forth in the Notice and described in this Proxy Statement. Unless otherwise directed, all shares represented by Board of Directors' Proxies will be voted in favor of the proposals of the Board of Directors described in this Proxy Statement. If any other matters come before the Annual Meeting, the persons named in the accompanying Proxy will vote on those matters according to their best judgment.

EXPENSES

     The entire cost of preparing, assembling, printing and mailing this Proxy Statement, the enclosed Proxy and other materials, and the cost of soliciting Proxies with respect to the Annual Meeting, will be borne by the Company. The Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees, and will reimburse those banks and brokers for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of Proxies by mail may be supplemented by telephone and facsimile by officers and other regular employees of the Company, but no additional compensation will be paid to such individuals.

STOCKHOLDER PROPOSALS

    No person who intends to present a proposal for action at a forthcoming stockholders' meeting of the Company may seek to have the proposal included in the proxy statement or form of proxy for such meeting unless that person (a) is a record beneficial owner of at least $1,000 in market value of shares of Common Stock, has held such shares for at least one year at the time the proposal is submitted, and such person shall continue to own such shares through the date on which the meeting is held,
(b) provides the Company in writing with his name, address, the number of shares held by him and the dates upon which he acquired such shares with documentary support for a claim of beneficial ownership, (c) notifies the Company of his intention to appear personally at the meeting or by a qualified representative under Nevada law to present his proposal for action and (d) submits his proposal timely. A proposal to be included in the proxy statement or proxy for the Company's next annual meeting of stockholders, will be submitted timely only if the proposal has been received at the Company's principal executive office no later than August __, 1997. If the date of such meeting is changed by more than 30 calendar days from the date such meeting is scheduled to be held under the Company's By-Laws, or if the proposal is to be presented at any meeting other than the next annual meeting of stockholders, the proposal must be received at the Company's principal executive office at a reasonable time before the solicitation of proxies for such meeting is made.

    Even if the foregoing requirements are satisfied, a person may submit only one proposal with a supporting statement of not more than 500 words, if the latter is requested by the proponent for inclusion in the proxy materials, and under certain circumstances enumerated in the Securities and Exchange Commission's rules relating to the solicitation of proxies, the Company may be entitled to omit the proposal and any statement in support thereof from its proxy statement and form of proxy.

AVAILABLE INFORMATION

    Copies of the Company's Annual Report on Form 10-KSB for the year ended June 30, 1996, and each Quarterly Report, as filed with the Securities and Exchange Commission, including the financial statements, can be obtained without charge by stockholders (including beneficial owners of the Company's Common Stock), and exhibits may be obtained at a reasonable charge, upon written request to John C. Francis, the Company's Secretary, at 2700 Sunset Rd., Suite C-25, Las Vegas, Nevada 89120. The Company's EDGAR filings, including exhibits, can be obtained from the Commission's World Wide Web site: www.sec.gov.

                                  BY ORDER OF THE BOARD OF DIRECTORS


LAS VEGAS, NEVADA                 JOHN C. FRANCIS
JANUARY __, 1997.                 SECRETARY

ANNEX A

         AGRIBIOTECH, INC. 1994 EMPLOYEE STOCK OPTION PLAN, AS AMENDED

1.   Purposes.

          The AGRIBIOTECH, INC. 1994 EMPLOYEE STOCK OPTION PLAN (the "Plan") is intended to provide the employees, directors, independent contractors and consultants of Sussex Ventures, Ltd. d/b/a AgriBioTech, Inc. (the "Company") with an added incentive to continue their services to the Company and to induce them to exert their maximum efforts toward the Company's success. By thus encouraging employees, directors, independent contractors and consultants and promoting their continued association with the Company, the Plan may be expected to benefit the Company and its Stockholders. The Plan allows the Company to grant Incentive Stock Options ("ISOs") (as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended [the "Code"]), Non-Qualified Stock Options ("NQSOs") not intended to qualify under Section 422(b) of the Code and Stock Appreciation Rights ("SARs") (collectively the "Options").

2.   Shares Subject to the Plan.

          The total number of Common Stock of the Company, no par value per share (the "Common Stock"), that may be subject to Options granted under the Plan shall be 1,600,000 (subject to recapitalization of the Company) in the aggregate, subject to adjustment as provided in Paragraph 8 of the Plan; however, the grant of any NQSO to an employee together with a tandem SAR shall only require one share of Common Stock available subject to the Plan to satisfy such joint Option. The Company shall at all times while the Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirement of outstanding Options granted under the Plan. In the event any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available for granting of Options under the Plan.

          The aggregate number of Options which may be awarded to any one person over the period commencing on the effective date of the Plan, as defined in Paragraph 11 hereof, and ending on December 31, 1995, the two calendar years commencing January 1, 1996, and each two-year period thereafter is 300,000 shares. For purposes of computing the number of Options granted during any period, any Option granted during such period and thereafter cancelled or if after the grant of an Option the exercise price thereof is reduced, the cancelled or repriced

Option shall continue to be counted against the maximum number of Options that may be granted to such person for the period in question, but shall not count towards the total number of options granted under the Plan.

3.  Eligibility.

     ISOs may be granted from time to time under the Plan to one or more employees of the Company or of a "subsidiary" or "parent" of the Company, as the quoted terms are defined within Section 424 of the Code. An Officer is an employee for the above purposes. However, a director of the Company who is not otherwise an employee is not deemed an employee for such purposes. Options, other than ISOs, may be granted from time to time under the Plan to one or more employees of the Company, Officers, members of the Board of Directors, independent contractors, consultants and other individuals who are not employees or, but are involved in the continuing development and success of the Company and/or of a subsidiary of the Company, including persons who have previously been granted Options under the Plan.

4.  Administration of the Plan.

     (a) The Plan shall be administered by the Board of Directors of the Company as such Board of Directors may be composed from time to time or by a Stock Option Committee (the "Committee") comprised of at least two disinterested persons (the term "disinterested" having the meaning ascribed to it by Rule 16b-3 of the Securities Exchange Act of 1934 the ["1934 Act"]) appointed by such Board of Directors of the Company. As and to the extent authorized by the Board of Directors of the Company, the Committee may exercise the power and authority vested in the Board of Directors under the Plan. Within the limits of the express provisions of the Plan, the Board of Directors or committee shall have the authority, in its discretion, to determine the individuals to whom, and the time or times at which, Options shall be granted, the character of such Options (whether ISO, NQSO and/or SAR in tandem with a NQSO) and the number of shares of Common Stock to be subject to each Option, and to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of Option agreements that may be entered into in connection with Options (which need not be identical), subject to the limitation that agreements granting ISOs must be consistent with requirements for the ISOs being qualified as "incentive stock options" as provided in Section 422 of the Code, and to make all other determinations and take all other actions necessary or advisable for the administration of the Plan. In making such determinations, the

Board of Directors may take into account the nature of the services rendered by such individuals, their present and potential contributions to the Company's success, and such other factors as the Board of Directors, in its discretion, shall deem relevant. The Board of Directors' determinations on the matters referred to in this paragraph shall be conclusive.

     (b) Notwithstanding anything contained herein to the contrary, the Committee shall have the exclusive right to grant Options to persons subject to
Section 16 of the 1934 Act and set forth the terms and conditions thereof. With respect to persons subject to Section 16 of the 1934 Act, if the Company is subject to the reporting provisions of the 1934 Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 for its successors under the 1934 Act. To the extent any provision of the Plan or action by the Board of Directors or Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board of Directors.

5. Terms of Options.

      Within the limits of the express provisions of the Plan, the Board or the Committee may grant either ISOs or NQSOs and/or SARs in tandem with NQSOs. An ISO or an NQSO enables the optionee to purchase from the Company, at any time during a specified exercise period, a specified number of shares of Common Stock at a specified price (the "Option Price"). The optionee, if granted an SAR in tandem with a NQSO, may receive from the Company, in lieu of exercising his option to purchase shares pursuant to his NQSO, at one of the certain specified times during the exercise period of the NQSO as set by the Board or the Committee, the excess of the fair market value upon such exercise (as determined in accordance with subparagraph (b) of this Paragraph 5) of one share of Common Stock over the Option Price per share specified upon grant of the NQSO/SAR multiplied by the number of shares of Common Stock covered by the SAR so exercised. The character and terms of each Option granted under the Plan shall be determined by the Board of Directors consistent with the provisions of the Plan, including the following:

     (a) An Option granted under the Plan must be granted within 10 years from the date the Plan is adopted, or the date the Plan is approved by the Stockholders of the Company, whichever is earlier.

     (b) The Option Price of the shares of Common Stock subject to each ISO shall not be less than the fair market value of such shares of Common Stock at the time such ISO is granted. Such fair market value shall be determined by the Board of Directors and, if the Common Stock is listed on a national securities exchange or traded on the over-the-counter market, the fair market value shall be the closing price on such exchange, or the mean of the closing bid and asked prices of the Common Stock on the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotation System (NASDAQ), the National Association of Securities Dealers OTC Bulletin Board or the National Quotation Bureau, Inc., as the case may be, on the day on which the Option is granted or, if there is no closing price or bid or asked price on that day, the closing price or mean of the closing bid and asked prices on the most recent day preceding the day on which the Option is granted for which such prices are available. If an ISO is granted to any individual who, immediately before the ISO is to be granted, owns (directly or through attribution) more than 10% of the total combined voting power of all classes of capital stock of the Company or a subsidiary or parent of the Company, the Option Price of the Common Stock subject to such ISO shall not be less than 110% of the fair market value per share of the Common Stock at the time such ISO is granted.

          (c) The Option Price of the Common Stock subject to an NQSO or an SAR in tandem with a NQSO granted pursuant to the Plan shall be determined by the Board of Directors or the Committee, in its sole discretion.

          (d) In no event shall any Option granted under the Plan have an expiration date later than 10 years from the date of its grant, and all Options granted under the Plan shall be subject to earlier termination as expressly provided in Paragraph 6 hereof. If an ISO is granted to any individual who, immediately before the ISO is granted, owns (directly or through attribution) more than 10% of the total combined voting power of all classes of capital stock of the Company or of a subsidiary or parent of the Company, such ISO shall by its terms expire and shall not be exercisable after the expiration of five (5) years from the date of its grant.

          (e) With respect to the grant of SARs to Officers and Directors of the Company, an SAR may be exercised at any time after six months of the date of the grant thereof during the exercise period of the NQSO with which it is granted in tandem and prior to the exercise of such NQSO, but only within the specified 10 business day period referred to in subsection (e)(3) of Rule 16b-3 of the 1934 Act (generally, the 10 business days immediately following the publication of the Company's quarterly financial information). Notwithstanding the foregoing, the Board of Directors and/or the Committee shall in their discretion determine from time to time the terms and conditions of SARs to be granted, which terms may vary from the afore-described conditions, and which terms shall be set forth in a written stock option agreement evidencing the SAR granted in tandem with the NQSO. The exercise of an SAR granted in tandem with an NQSO shall be deemed to cancel such number of shares subject to the unexercised Option as were subject to the exercised SAR. The Board of Directors or the Committee also has the discretion to alter the terms of the SARS if necessary to comply with Federal or state securities law. Amounts to be paid by the Company in connection with an SAR may, in the Board's or the Committee's discretion, be made in cash, Common Stock or a combination thereof.

          (f) Unless otherwise provided in any Option agreement under the Plan, an Option granted under the Plan shall become exercisable, in whole at any time or in part from time to time, but in no case may an Option (i) be exercised as to less than one hundred (100) shares of Common Stock at any one time, or the remaining Common Stock covered by the Option if less than one hundred (100) and
(ii) become fully exercisable more than five years from the date of its grant nor shall less than 20% of the Option become exercisable in any of the first five years of the Option.

          (g) An Option granted under the Plan shall be exercised by the delivery by the holder thereof to the Company at its principal office (to the attention of the Secretary) of written notice of the number of full shares of Common Stock with respect to which the Option is being exercised, accompanied by payment in full, which payment at the option of the optionee shall be in the form of (i) cash or certified or bank check payable to the order of the Company, of the Option Price of such shares of Common Stock, or, (ii) if permitted by the Committee or the Board of Directors, as determined by the Committee or the Board of Directors in its sole discretion at the time of the grant of the Option with respect to an ISO and at or prior to the time of exercise with respect to a NQSO, by the delivery of shares of Common Stock having a fair market value equal to the Option Price or the delivery of an interest-bearing promissory note having an original principal balance equal to the Option Price and an interest rate not below the rate which would result in imputed interest under the Code (provided, in order to qualify as an ISO, more than one year shall have passed since the date of grant and one year from the date of exercise), or (iii) at the option of the Committee or the Board of Directors, determined by the Committee or the Board of Directors in its sole discretion at the time of the grant of the Option with respect to an ISO and at or prior to the time of exercise with respect to a NQSO, by a combination of cash, promissory note and/or such shares of Common Stock (subject to the restriction above) held by the employee that have a fair market value together with such cash and principal amount of any promissory note that shall equal the Option Price, and, in the case of a NQSO, at the discretion of the Committee or Board of Directors by having the Company withhold from the shares of Common Stock to be issued upon exercise of the Option that number of shares having a fair market value equal to the exercise price and/or the tax withholding amount due, or otherwise provide for withholding as set forth in Paragraph 9(c) hereof, or in the event an employee is granted an NQSO in tandem with an SAR and desires to exercise such SAR, such written notice shall so state such intention. The Option Price may also be paid in full by a broker-dealer to whom the optionee has submitted an exercise notice consisting of a fully endorsed Option, or through any other medium of payment as the Board of Directors and/or the Committee, in its discretion, shall authorize.

     (h) The holder of an Option shall have none of the rights of a Stockholder with respect to the Common Stock covered by such holder's Option until such Common Stock shall be issued to such holder upon the exercise of the Option.

     (i) ISOs and SARs granted in tandem with ISOs granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution, and may be exercised during the lifetime of the holder thereof only by the holder. Other Options shall be transferable at the discretion of the Board of Directors or the Committee. No Option granted under the Plan shall be subject to execution, attachment or other process.

     (j) The aggregate fair market value, determined as of the time any ISO is granted and in the manner provided for by subparagraph (b) of this Paragraph 5, of the Common Stock with respect to which ISOs granted under the Plan are exercisable for the first time during any calendar year and under incentive stock options qualifying as such in accordance with Section 422 of the Code granted under any other Incentive Stock Option plan maintained by the Company or its parent or subsidiary corporations, shall not exceed $100,000. Any grant of Options in excess of such amount shall be deemed a grant of an NQSO.

6.  Death or Termination of Employment.

     (a) Subject to the provisions of subparagraph (d) of this Paragraph 6, if the employment of a holder of an ISO under the Plan shall be terminated for any reason other than cause or the death or the disability of the holder, such holder's ISO shall expire within three (3) months after such termination. If the employment of a holder of an ISO, NQSO, and/or SAR in tandem with an NQSO shall terminate for cause, then any unexercised ISO, NQSO, and/or SAR in tandem with an NQSO granted to the holder shall expire as at the time of termination. If the employment of a holder of an Option (exclusive of his ISOs) shall be terminated for any reason other than cause or the death or the disability of the holder, such holder's Options, other than his ISOs, may be exercised during the earlier of (i) the respective terms thereof, or (ii) the subsequent death or disability of the respective holder, subject to the provisions of subparagraphs (b) and (d) of this Paragraph 4.

          (b) If the holder of an Option under the Plan dies (i) while employed by the Company or a subsidiary or parent corporation or (ii) within three (3) months after the termination of such holder's employment other than voluntarily by the employee or for cause, such Option may, subject to the provisions of subparagraph (d) of this Paragraph 6, be exercised by a legatee or legatees of such Option under such individual's last will or by such individual's personal representatives or distributees at any time within one year after the individual's death in the case of an ISO and otherwise through the expiration date.

          (c) If the holder of an Option under the Plan becomes disabled within the definition of section 22(e)(3) of the Code while employed by the Company or a subsidiary or parent corporation, such Option may, subject to the provisions of subparagraph (d) of this Paragraph 6, be exercised at any time within one year after such holder's termination of employment due to the disability.

          (d) An Option may not be exercised pursuant to this Paragraph 6 except to the extent that the holder was entitled to exercise the Option at the time of termination of employment, disability or death, and in any event may not be exercised after the original expiration date of the Option.

7.   Leave of Absence.

          For the purposes of the Plan, an individual who is on military or sick leave or other bona fide leave of absence (such as temporary employment by the Government) shall be considered as remaining in the employ of the Company or of a subsidiary or parent corporation for ninety (90) days or such longer period as such individual's right to reemployment is guaranteed either by statute or by contract.

8.   Adjustment Upon Changes in Capitalization.

          (a) In the event that the outstanding shares of Common Stock are hereafter changed by reason of recapitalization, reclassification, stock split-up, combination or exchange of Common Stock or the like, or by the issuance of dividends payable in shares of Common Stock, an appropriate adjustment shall be made by the Board of Directors in the aggregate number of shares of Common Stock available under the Plan and in the number of shares of Common Stock and price per share subject to outstanding Options. In the event of the proposed dissolution, liquidation, merger or sale of substantially all of the assets of the Company, all outstanding Options under the Plan will automatically terminate, unless otherwise provided by the Board of Directors. The Board of Directors or the Committee may in its discretion make provision for accelerating the exercisability of Options under the Plan in such circumstances.

          (b) Any adjustment in the number of shares of Common Stock shall apply proportionately to only the unexercised portion of the Options granted hereunder. If fractions of shares of COmmon STock would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares of Common Stock.

9.   Further Conditions of Exercise.

          (a) Unless the shares of Common Stock issuable upon the exercise of an Option under the Plan have been registered with the Securities Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended (the "1933 Act"), prior to the exercise of the Option, the notice of exercise shall be accompanied by a representation or agreement of the individual exercising the Option to the Company to the effect that such shares of Common Stock are being acquired for investment and not with a view to the resale or distribution thereof or such other documentation as may be required by the Company, unless in the opinion of counsel to the Company such representation, agreement or documentation is not necessary to comply with said Act.

          (b) The Company shall cause such legends to be placed on any shares of Common Stock to be delivered hereunder. The Company makes no representation that it will, and is not obligated to, registered the Common Stock with SEC pursuant to the 1933 Act or if so registered, list same on any securities exchange on which the shares of Common Stock may then be listed.

          (c) The Board or Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in limited to, (i) the withholding of payment of all or any portion of such Option and/or SAR until the holder reimburses the Company for the amount the Company is required to withhold with respect to such taxes, or (ii) the cancelling of any number of shares of Common Stock issuable upon exercise of such Option and/or SAR in an amount sufficient to reimburse the Company for the amount it is required to so withhold, (iii) the selling of any property contingently credited by the Company for the purpose of exercising such Option, in order to withhold or reimburse the Company for the amount it is required to so withhold, or (iv) withholding the amount due from such employee's wages if the employee if employed by the Company or any subsidiary thereof.

10.  Termination, Modification and Amendment.

     The Plan (but not Options previously granted under the Plan) shall terminate ten (10) years from the earliest of the date of its adoption by the Board of Directors, or the date the Plan is approved by the Stockholders of the Company, or such date of termination, as hereinafter provided, and no Option shall be granted after termination of the Plan.

     The Plan may from time to time be terminated, modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon.

     The Board of Directors of the Company may at any time, prior to ten (10) years from the earlier of the date of the adoption of the Plan by such Board of Directors or the date the Plan is approved by the Stockholders, terminate the Plan or from time to time make such modifications or amendments of the Plan as it may deem advisable; provided, however, that the Board of Directors shall not, without approval by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon, increase (except as provided by Paragraph 8) the maximum number of shares of Common Stock as to which Options may be granted under the Plan, or materially change the standards of eligibility under the Plan. Any amendment to the Plan which, in the opinion of counsel to the Company, will be deemed to result in the adoption of a new Plan, will not be effective until approved by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon to the extent such vote is required under applicable federal or state laws, rules or regulations.

     No termination, modification or amendment of the Plan may adversely affect the rights under any outstanding Option without the consent of the individual to whom such Option shall have been previously granted.

11. Effective Date of the Plan.

     The Plan shall become effective upon adoption by the Board of Directors of the Company. The Plan shall be subject to approval by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon within one year before or after adoption of the Plan by the Board of Directors.

12.  Not a Contract of Employment.

          Nothing contained in the Plan or in any option agreement executed pursuant hereto shall be deemed to confer upon any individual to whom an Option is or may be granted hereunder any right to remain in the employ of the Company or of a subsidiary or parent of the Company or in any way limit the right of the Company, or of any parent or subsidiary thereof, to terminate the employment of any employee.

13.  Other Compensation Plans.

          The adoption of the Plan shall not affect any other stock option plan, incentive plan or any other compensation plan in effect for the employees of the Company, nor shall the Plan preclude the Company from establishing any other form of stock option plan, incentive plan or any other compensation plan for employees of the Company.

                                     PROXY

                               AGRIBIOTECH, INC.

    The undersigned, a holder of Common Stock of AgriBioTech, Inc., a Nevada corporation (the "Company"), hereby appoints JOHNNY R. THOMAS and JOHN C. FRANCIS, and each of them, the proxies of the undersigned, each with full power to appoint their substitutes, and hereby authorizes them to attend, represent and vote for the undersigned, all of the shares of the Company held of record by the undersigned on December 31, 1996, at the Annual Meeting of Stockholders of the Company to be held at the Company's executive offices at 2700 Sunset Rd., Suite C-25, Las Vegas, Nevada 89120, at 10:00 a.m. (Local Time), on February 24, 1997 and any adjournment(s) thereof, as follows:

1.  ELECTION OF DIRECTORS, as provided in the Company's Proxy Statement:

    [_] FOR all nominees listed below
    [_] WITHHOLD AUTHORITY to vote for all the nominees listed below (Instructions: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH OR OTHERWISE STRIKE OUT THE NOMINEE'S NAME BELOW)

    Johnny R. Thomas/Scott J. Loomis/John C. Francis/Kent Schulze/Byron D. Ford

2. The ratification of the amendment to the Company's 1994 Employee Stock Option Plan to (i) to increase the number of shares available to be granted thereunder from 600,000 to 1,600,000 and (ii) to increase the maximum number of options that may be awarded to any person under the 1994 Option Plan during any two-year period to 300,000.

    [_] FOR        [_] AGAINST          [_] ABSTAIN

3. Amending the Company's Articles of Incorporation to authorize an increase in the number of authorized shares of the Company's common stock to 50,000,000.

    [_] FOR        [_] AGAINST          [_] ABSTAIN

4. The ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending June 30, 1997.

    [_] FOR        [_] AGAINST       [_] ABSTAIN

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED HEREON. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED IN PROPOSAL 1, FOR THE ADOPTION OF
      ---                                                    ---
PROPOSALS 2, 3, AND 4 AND AS SUCH PROXIES SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING. EACH MATTER ABOVE WAS PROPOSED BY THE BOARD OF DIRECTORS.

     The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement dated January __, 1997 relating to the Annual Meeting, and the 1996 Annual Report to Stockholders and Quarterly Report on Form 10-QSB for the quarter ended September 30, 1996.


                                               -------------------------------


                                               -------------------------------
                                               Signature(s) of Stockholder(s)

     The signature(s) hereon should correspond exactly with the name(s) of the Stockholder(s) appearing on the Stock Certificate. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporate name, and give title of signing officer.

Date:_____________________, 1997

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                               AGRIBIOTECH, INC.

             PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE. IT IS IMPORTANT THAT YOU VOTE.

                                     (ii)